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                                                                  Exhibit No. 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement of ICF Kaiser International, Inc. on Form S-8 (Registration No. 33-51460), of our report dated June 9, 1995, on our audits of the financial statements of the ICF Kaiser International, Inc. Section 401(k) Plan as of December 31, 1994 and 1993, and for the years then ended, and the related supplemental schedules as of and for the year ended December 31, 1994, which report is included the Plan's Annual Report on Form 11-K.


                                        Coopers & Lybrand L.L.P.



Mclean, Virgina
June 9, 1995